WATER SERVICE AGREEMENT

                                     BETWEEN

                             MIDDLESEX WATER COMPANY

                                       AND

                           ELIZABETHTOWN WATER COMPANY

     THIS AGREEMENT (the "AGREEMENT") made this 28th day of April, 1995,

BETWEEN

     ELIZABETHTOWN WATER COMPANY, a public utility and corporation organized under the laws of the State of New Jersey, with its principal office at 600 South Avenue, Town of Westfield, County of Union, State of New Jersey,

                   hereinafter referred to as "ELIZABETHTOWN",

AND

     MIDDLESEX WATER COMPANY, a public utility and corporation organized under the laws of the State of New Jersey, with offices at 1500 Ronson Road, Iselin, Woodbridge Township, State of New Jersey

                     hereinafter referred to as "MIDDLESEX",

      WHEREAS, ELIZABETHTOWN has a Rate Schedule No. 8, "Service to Other Systems Under Contract", filed under authority of The Board of Public Utilities, and MIDDLESEX desires to continue to obtain a supply of water under this rate schedule and subject to its provisions, as may be amended and supplemented under approval of the Board of Public Utilities; and

     WHEREAS, ELIZABETHTOWN and MIDDLESEX presently have a contract for water supply dated December 4, 1990 and the parties desire to have this Agreement supersede the existing contract; and

     WHEREAS, ELIZABETHTOWN and the BOROUGH OF HIGHLAND PARK ("HIGHLAND PARK") also have a contract for water supply dated July 21, 1986 (the
"Elizabethtown-Highland Park Contract") and HIGHLAND PARK has indicated its desire to receive such water supply from MIDDLESEX instead of ELIZABETHTOWN; and

     WHEREAS, MIDDLESEX and HIGHLAND PARK have indicated their desire to enter into a contract for the provision of such a supply of water.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Effective on and after the date in 1995 that HIGHLAND PARK changes its source of supply (that is, the supply it currently receives from Elizabethtown) from ELIZABETHTOWN to MIDDLESEX ("Transition date") and has signed an agreement of termination of the Elizabethtown - Highland Park Contract and has also signed a modification of its current water supply contract with Middlesex, ELIZABETHTOWN agrees to terminate its rights under the Elizabethtown-Highland Park Contract and ELIZABETHTOWN and MIDDLESEX agree to replace with this Agreement the existing water supply contract between ELIZABETHTOWN and MIDDLESEX, dated December 4, 1990. In addition, effective on and after the Transition Date, ELIZABETHTOWN agrees to sell, deliver and transport to MIDDLESEX, and MIDDLESEX agrees to accept, potable water from the water sources and supplies of ELIZABETHTOWN. MIDDLESEX agrees to pay for a minimum daily quantity of water in the amount of 3 million gallons per day at the rate set forth in Rate Schedule No. 8, Service to Other Systems Under Contract, and subject to its


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


provisions as they may be amended and supplemented under approval of the New Jersey Board of Public Utilities.

     2. This Agreement for 3 million gallons per day will be effective for the period between the Transition Date set forth previously and December 31, 2005.

     3. All water supplied to MIDDLESEX by ELIZABETHTOWN shall be metered, by meters owned and maintained by ELIZABETHTOWN, at the existing meter station commonly known as Tingley Lane, and such other locations as may be agreed upon by the parties.

     4. Where the words "daily" or "24 hours" are used in this Agreement, they shall refer to the 24-hour period between daily meter readings. Meter readings shall be taken daily when feasible, and if not, the actual consumption shall be averaged over the period that the meter has not been read.

     5. In the event that the total daily quantity of water delivered by ELIZABETHTOWN exceeds said 2 million gallons per day or 3 million gallons per day, such quantity shall be paid for at the rate set forth in Rate Schedule No. 8 "Service To Other Systems Under Contract".

     6. ELIZABETHTOWN will supply water at a total flow rate greater than said 2 or 3 million gallons per day through meter connections noted under paragraph
(5), based on availability as reasonably determined by ELIZABETHTOWN.

     7. ELIZABETHTOWN shall use reasonable diligence to provide a continuous supply of water, subject to interruptions by reason of acts of God, accident, strike, legal process, State or municipal interference or other causes whatsoever beyond its control and shall not be liable for damages to MIDDLESEX by reason of interruptions in the supply of water to MIDDLESEX.

     8. MIDDLESEX shall completely indemnify, protect and save harmless ELIZABETHTOWN from any and all costs, expenses, liabilities, losses, claims,


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


suits and proceedings of whatsoever nature arising out of the use of the water supplied to the MIDDLESEX service area and attributable to the negligence of MIDDLESEX.

     IN WITNESS WHEREOF, ELIZABETHTOWN WATER COMPANY has caused these presents to be signed by its Senior Vice President and its corporate seal to be affixed hereto and attested by its Secretary, and MIDDLESEX WATER COMPANY, in the County of Middlesex, has caused these presents to be signed by its Chairman of the Board and President and its corporate seal to be affixed hereto and attested by its Vice President, Secretary-Treasurer, the day and year first written above.



(SEAL)                              ELIZABETHTOWN WATER COMPANY



ATTEST:                             By:/s/ Norbert Wagner
                                    ------------------------------------
                                       Norbert Wagner
                                       Senior Vice President-Operations

/s/ Walter M. Braswell
---------------------------------
Walter M. Braswell, Secretary



(SEAL)                              MIDDLESEX WATER COMPANY



ATTEST:                             By:/s/ J. Richard Tompkins
                                    ------------------------------------
                                       J. Richard Tompkins
                                       Chairman of the Board and President

/s/ Marion F. Reynolds
----------------------------------
Marion F. Reynolds
Vice President, Secretary and Treasurer